Exhibit 99

VIACOM REPORTS FULL YEAR

AND FOURTH QUARTER 2006 RESULTS

New York, New York, March 1, 2007 — Viacom Inc. (NYSE: VIA and VIA.B) today reported financial results for the full year and fourth quarter ended December 31, 2006.

Reported Results

	Quarter Ended December 31,			Year Ended December 31,
(in millions, except per share amounts)	2006	2005	2006 vs. 2005	2006	2005	2006 vs. 2005
Revenues	$3,592.5	$2,723.7	32%	$11,466.5	$9,609.6	19%
Operating income(1)	829.6	412.6	101	2,771.8	2,366.4	17
Net earnings – continuing operations	480.8	129.5	271	1,570.3	1,303.9	20
Net earnings	480.8	129.5	271	1,592.1	1,256.9	27
Diluted EPS – continuing operations	$0.69	$0.17	306	$2.19	$1.73	27
Diluted EPS	$0.69	$0.17	306%	$2.22	$1.67	33%

(1)	Operating income on a reported basis by segment is provided in a table on page 8.

Adjusted Results

This release includes adjusted financial information for 2006 and adjusted pro forma financial information for 2005 that is comparable to the Company’s previously issued Business Outlook for the full year 2006 (see Basis of Presentation on page 5 of this release). For the full year 2006, adjusted operating income rose 10% to $2.86 billion from adjusted pro forma 2005 results of $2.60 billion. Adjusted net earnings from continuing operations for the full year 2006 increased 10% to $1.48 billion compared to adjusted pro forma 2005 net earnings from continuing operations of $1.35 billion. Adjusted net earnings per diluted share from continuing operations for the year was $2.07, up 16% from an adjusted pro forma 2005 of $1.79.

Sumner M. Redstone, Executive Chairman of Viacom, said, “Viacom delivered solid results for 2006, guided by a new management team under the leadership of Philippe Dauman, who has moved quickly to put the Company back on a steady path of success. I have great confidence that we will continue to build on the momentum of the last several months both in expanding our digital horizons and continuing to grow in traditional markets.”

Philippe P. Dauman, President and Chief Executive Officer of Viacom, said, “We are making significant progress financially and operationally to ensure that we thrive in all distribution channels, including the evolving digital marketplace. Financially, our 2006 performance was strong, with double digit growth in revenues and operating income and 16% growth in adjusted net earnings per share.

“During the first quarter of this year, we took decisive steps to deploy our capital in more productive ways, including restructuring our operations here and abroad. At the same time, we continued to introduce popular new programming on our linear channels, to expand our digital operations organically and to reach innovative agreements with new digital partners. Additionally, we continue to expand on our position as a leading global provider of digital wireless video, and to innovate with new online sites and experiences.”

Revenues

Full Year 2006 revenues of $11.47 billion rose 19% from $9.61 billion in 2005, reflecting a 7% increase in Media Networks revenues to $7.24 billion, led by an increase of 11% in affiliate revenues to $2.03 billion. Worldwide advertising revenues were up 6% to $4.29 billion, while ancillary revenues grew 2% to $916 million. In 2006, acquisitions contributed $125 million in incremental revenues to Media Networks. The increase of 46% in Filmed Entertainment revenues to $4.38 billion in 2006 from $3.00 billion in 2005 principally reflected the acquisition of DreamWorks and distribution activities for DreamWorks Animation and the DreamWorks live-action library, which contributed $1.36 billion to 2006 revenues.

Fourth Quarter 2006 revenues of $3.59 billion grew 32% from $2.72 billion in 2005. Media Networks revenues rose 4% to $2.08 billion from $1.99 billion in 2005 led by growth in affiliate revenues which were up 14% to $532 million. Worldwide advertising revenues rose 6% to $1.26 billion from $1.19 billion in 2005. Ancillary revenues declined 15% in the quarter versus 2005 to $289 million, principally due to timing and mix of home entertainment releases. Acquisitions contributed $78 million in incremental revenues to Media Networks in the quarter. Filmed

Entertainment revenues doubled to $1.57 billion, with the acquisition of DreamWorks and the distribution activities for DreamWorks Animation and the DreamWorks live-action library films contributing revenues of $560 million.

Revenues	Quarter Ended December 31,			Year Ended December 31,
(in millions)	2006	2005	2006 vs. 2005	2006	2005	2006 vs. 2005
Media Networks	$2,080.2	$1,994.1	4%	$7,240.9	$6,757.8	7%
Filmed Entertainment	1,574.5	787.6	100	4,379.2	2,995.3	46
Eliminations	(62.2)	(58.0)	7	(153.6)	(143.5)	7

Total	$3,592.5	$2,723.7	32%	$11,466.5	$9,609.6	19%

Full Year 2006 adjusted operating income rose 10% to $2.86 billion compared to adjusted pro forma 2005 operating income of $2.60 billion. Incremental equity related compensation expense reduced 2006 adjusted operating income by $52 million ($20 million and $7 million in Media Networks and Filmed Entertainment segments, respectively). Media Networks adjusted operating income rose 10% to $2.92 billion in 2006 from adjusted pro forma 2005 results of $2.66 billion. Filmed Entertainment adjusted operating income was $137 million in 2006, up 18% from an adjusted pro forma 2005 operating income of $116 million. Corporate expenses reduced 2006 adjusted operating income by $197 million in 2006 and increased $27 million from adjusted pro forma expense in 2005.

Fourth Quarter 2006 adjusted operating income was up 28% to $856 million compared to adjusted pro forma 2005 results of $670 million. Incremental 2006 equity related compensation expense reduced adjusted operating income by $21 million in the quarter ($6 million and $1 million in Media Networks and Filmed Entertainment segments, respectively). Media Networks adjusted operating income was $810 million, up 6% versus adjusted pro forma 2005 operating income of $762 million. Filmed Entertainment operating income in the quarter was $86 million, or $126 million higher than an adjusted pro forma 2005 operating loss of $40 million. Corporate expenses declined slightly in the fourth quarter of 2006 resulting in a reduction in adjusted operating income of $43 million in both comparable periods.

Adjusted Operating Income	Quarter Ended December 31,			Year Ended December 31,
(in millions)	2006	2005	2006 vs. 2005	2006	2005	2006 vs. 2005
Media Networks	$809.9	$761.7	6%	$2,919.0	$2,657.9	10%
Filmed Entertainment	86.3	(39.6)	NM	137.1	116.3	18
Corporate	(42.6)	(42.8)	—	(196.6)	(169.4)	16
Eliminations	2.0	(9.7)	NM	0.3	(5.3)	NM

Total	$855.6	$669.6	28%	$2,859.8	$2,599.5	10%

NM = not meaningful

Full Year 2006 adjusted net earnings from continuing operations increased 10% to $1.48 billion compared to adjusted pro forma 2005 net earnings from continuing operations in line with the 10% increase in adjusted operating income. Pre-tax interest expense increased $209 million from adjusted pro forma 2005, reflecting incremental average debt outstanding, partially offset by lower adjusted tax expense of $78 million. On a diluted basis, adjusted net earnings per share from continuing operations for the year was $2.07, up 16% from adjusted pro forma 2005 net earnings from continuing operations of $1.79. The increase reflects higher adjusted net earnings from continuing operations and fewer weighted average number of common shares outstanding due to the Company’s stock repurchase program.

Fourth Quarter 2006 adjusted net earnings from continuing operations increased 62% to $456 million compared to adjusted pro forma 2005 net earnings from continuing operations of $282 million. The increase is attributable to an increase of 28% in adjusted operating income, and lower tax expense of $45 million, partially offset by higher interest expense of $51 million in 2006. On a diluted basis adjusted net earnings per share from continuing operations in the quarter was $0.65.

Debt

At December 31, 2006 total debt outstanding, including capital leases increased to $7.65 billion, compared with $5.76 billion at December 31, 2005. The increase was driven by the Company’s stock repurchase program and acquisitions, primarily DreamWorks.

Stock Repurchase Program

The Company has in place a $3.00 billion stock repurchase program. For the quarter ended December 31, 2006, 8.4 million shares were repurchased for an aggregate purchase price of $324 million. For the year, the Company repurchased 60.3 million shares for an aggregate purchase price of $2.35 billion. Through February 21, 2007, the Company acquired 62.5 million shares at a weighted average price per share of $38.96.

Special Dividend to Former Viacom

In accordance with the terms of the Separation Agreement, on December 29, 2005 the Company paid a preliminary special dividend to Former Viacom of $5.40 billion. In January 2007, a full settlement was reached with and paid to CBS Corporation for an additional $170 million. The settlement amount was accrued in the Company’s balance sheet as of December 31, 2006 with a corresponding reduction in additional paid-in capital.

Basis of Presentation

Operating income, net earnings and diluted net earnings per share from continuing operations are presented on an adjusted basis that excludes discrete net charges related to Viacom corporate senior management changes of $73 million ($11 million in the fourth quarter), international restructuring charges of $15 million in the Media Networks segment in the fourth quarter, and net discrete tax credits of $142 million ($42 million in the fourth quarter). Reconciliations of adjusted 2006 results to reported 2006 results and other non-GAAP measures are provided in tables on page 12 included in this release.

Viacom completed its separation from CBS Corporation (formerly Viacom Inc.) on December 31, 2005. Consequently, Viacom’s reported results for 2005 are presented on a “carve-out” basis consistent with the results presented in its Annual Report on Form 10-K for the year ended December 31, 2005 as filed with the Securities and Exchange Commission on March 16, 2006. Full year and fourth quarter 2005 operating income, net earnings and diluted net earnings per share from continuing operations in this release include pro forma financial information as if the Company’s separation from CBS Corporation had occurred at the beginning of 2005, and exclude certain unusual 2005 charges discussed in the reconciliation tables that follow.

The tables on pages 10 and 11 of this release reconcile 2005 pro forma results for the quarter and year ended December 31, 2005 to reported results. The table on page 13 reconciles

2005 pro forma results to 2005 adjusted pro forma results presented in this release. Except as otherwise noted, the 2005 pro forma results presented in this release do not consider the impact to interest expense, net and provision for income taxes of the Company’s issuances of debt securities during 2006.

Subsequent Events

In February 2007, the Media Networks segment’s MTV Networks commenced restructuring actions affecting its domestic and international operations. The actions are anticipated to be completed by the fourth quarter of 2007 and result in 2007 restructuring charges, principally severance, of approximately $70 million, with approximately $50 million of such charges reflected in the first quarter of 2007.

About Viacom

Viacom is a leading global entertainment content company, with prominent and respected brands. Engaging its audiences through television, motion pictures and digital platforms, Viacom seeks to reach its audiences however they consume content. Viacom’s leading brands include the multiplatform properties of MTV Networks, including MTV: Music Television, VH1, CMT: Country Music Television, Logo, Nickelodeon, Nick at Nite, COMEDY CENTRAL, Spike TV, TV Land, and more than 130 networks around the world, as well as digital assets such as MTV.com, comedycentral.com, VSPOT, TurboNick, Neopets, Xfire and iFilm; BET Networks; Paramount Pictures; DreamWorks; and Famous Music. More information about Viacom and its businesses is available at www.viacom.com.

Cautionary Statement Concerning Forward-Looking Statements

This news release contains both historical and forward-looking statements. All statements which are not statements of historical fact are, or may be deemed to be, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are not based on historical facts, but rather reflect the Company’s current expectations concerning future results and events. Similarly, statements that describe the Company’s objectives, plans or goals are or may be forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties and other factors that are difficult to predict and which may cause the actual results, performance or achievements of the Company to be different from any future results, performance and achievements expressed or implied by these statements. These risks, uncertainties and other factors include, among others: advertising market conditions in cable programming markets worldwide and, in particular, for advertisements targeting demographics served by the Company’s programming services; the public acceptance of and ratings for the Company’s movies, cable television, digital services and other content; competition for advertising dollars from search and other internet and wireless-based services; technological developments and their effect in the Company’s markets and in consumer behavior; the Company’s ability to successfully launch its programming services and other content to new distribution platforms; changes in the Federal communications laws and regulations applicable to cable operations, including the possibility of mandatory a la carte programming; the impact of piracy on the Company’s programming and films; the impact of increased scale in parties involved in the distribution of the Company’s products and programming services to consumers; other domestic and global economic, business, competitive and/or regulatory factors affecting the Company’s businesses generally; and other factors described in the Company’s news releases and filings with the Securities and Exchange Commission, including but not limited to the Company’s 2006 Annual Report on Form 10-K filed on March 1, 2007. The forward-looking statements included in this document are made only as of the date of this document, and, under Section 27A of the Securities Act and Section 21E of the Exchange Act, the Company does not have any obligation to publicly update any forward-looking statements to reflect subsequent events or circumstances.

Contacts

Press:	Investors:

Carl Folta	James Bombassei
Executive Vice President, Corporate Communications	Senior Vice President, Investor Relations
(212) 258-6352	(212) 258-6377
carl.folta@viacom.com	james.bombassei@viacom.com

Jeremy Zweig
Vice President, Corporate Communications
(212) 846-7503 jeremy.zweig@viacom.com

VIACOM INC. AND SUBSIDIARIES

AUDITED CONSOLIDATED STATEMENTS OF EARNINGS

(in millions, except per share amounts)	Three Months Ended December 31,		Year Ended December 31,
	2006	2005	2006	2005
Revenues	$3,592.5	$2,723.7	$11,466.5	$9,609.6
Expenses:
Operating	2,011.5	1,395.1	6,058.4	4,737.4
Selling, general and administrative	648.6	842.5	2,270.8	2,246.8
Depreciation and amortization	102.8	73.5	365.5	259.0

Total expenses	2,762.9	2,311.1	8,694.7	7,243.2
Operating income	829.6	412.6	2,771.8	2,366.4
Interest expense, net	(125.2)	(9.0)	(443.4)	(19.1)
Other items, net	(9.6)	(9.9)	(13.6)	(29.0)

Earnings from continuing operations	694.8	393.7	2,314.8	2,318.3
Provision for income taxes	(208.2)	(265.6)	(737.8)	(1,020.0)
Equity in earnings of affiliates, net of tax	3.9	1.9	7.3	9.4
Minority interest, net of tax	(9.7)	(0.5)	(14.0)	(3.8)

Net earnings from continuing operations	480.8	129.5	1,570.3	1,303.9
Discontinued operations, net of tax	—	—	21.8	(47.0)

Net earnings	$480.8	$129.5	$1,592.1	$1,256.9

Basic earnings per common share amounts:
Earnings per share, continuing operations	$0.69	$0.17	$2.20	$1.73
Earnings per share, discontinued operations	$—	$—	$0.03	$(0.06)
Net earnings per share	$0.69	$0.17	$2.23	$1.67
Diluted earnings per common share amounts:
Earnings per share, continuing operations	$0.69	$0.17	$2.19	$1.73
Earnings per share, discontinued operations	$—	$—	$0.03	$(0.06)
Net earnings per share	$0.69	$0.17	$2.22	$1.67
Weighted average number of common shares outstanding:
Basic common shares	696.8	751.6	715.2	751.6
Diluted common shares	697.9	751.6	716.2	751.6

The following table provides the operating income on a reported basis by segment:

Reported Operating Income	(Unaudited) Quarter Ended December 31,			Year Ended December 31,
(in millions)	2006	2005	2006 vs. 2005	2006	2005	2006 vs. 2005
Media Networks	$795.2	$713.8	11%	$2,904.3	$2,610.1	11%
Filmed Entertainment	86.3	(93.7)	NM	137.1	70.1	96
Corporate	(53.9)	(197.8)	NM	(269.9)	(308.5)	(13)
Eliminations	2.0	(9.7)	NM	0.3	(5.3)	NM

Total	$829.6	$412.6	101%	$2,771.8	$2,366.4	17%

VIACOM INC. AND SUBSIDIARIES

AUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(in millions)	December 31,
	2006	2005
ASSETS
Current assets	$4,211.1	$3,512.8
Property and equipment, net	1,206.2	1,179.9
Non-current inventory, including film library	3,783.8	2,973.2
Goodwill	11,137.0	10,361.4
Intangible assets	893.5	370.8
Other assets	565.1	717.5

Total Assets	$21,796.7	$19,115.6

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities	$4,616.8	$3,268.6
Financing obligations – non-current	7,584.0	5,702.1
Other non-current liabilities	2,429.7	2,357.0
Stockholders’ equity	7,166.2	7,787.9

Total Liabilities and Stockholders’ Equity	$21,796.7	$19,115.6

VIACOM INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED

STATEMENTS OF EARNINGS QUARTER ENDED DECEMBER 31, 2005

The following pro forma condensed financial information assumes that Viacom’s December 31, 2005 separation from CBS Corporation occurred on January 1, 2005.

	Quarter Ended December 31, 2005
(in millions, except per share amounts)	Reported	Pro forma Adjustments	Pro forma
Revenues	$2,723.7	$—	$2,723.7
Operating income(1)	412.6	154.9	567.5
Interest expense, net(2)	(9.0)	(65.1)	(74.1)
Other items, net	(9.9)	—	(9.9)

Earnings from continuing operations	393.7	89.8	483.5
Provision for income taxes(3)	(265.6)	0.7	(264.9)
Equity in affiliates	1.9	—	1.9
Minority interest, net of tax	(0.5)	—	(0.5)

Net earnings from continuing operations	$129.5	$90.5	$220.0

Basic Earnings per Share, continuing operations(4):	$0.17		$0.29
Diluted Earnings per Share, continuing operations(4):	$0.17		$0.29

Weighted average number of common shares outstanding(4):
Basic	751.6	—	751.6
Diluted	751.6	1.1	752.7

(1)

Pro forma adjustments eliminate the impact of separation related costs of $163.5 million at Corporate, partially offset by pro forma adjustments to reflect overhead costs on a basis consistent with the new structure of the Company. Costs include adjustments to the Filmed Entertainment segment ($6.4 million reduction of selling, general and administrative expenses and increase of depreciation and amortization of $6.5 million) and Corporate ($8.5 million increase in selling, general and administrative expenses).

(2)

Pro forma interest expense is presented as if the $5.40 billion in debt outstanding at December 31, 2005 had been outstanding as of the beginning of the period and is calculated based on the actual rates in effect for the period presented. Pro forma amounts are further adjusted for amortization of deferred financing costs as if such costs were incurred on January 1, 2005. On September 20, 2006, the Company commenced an offer to exchange debt securities registered with the SEC for unregistered debt securities it had issued during 2006. In connection with the offer, the Company calculated the impact of the increased interest expense of the debt securities as if such securities were outstanding as of January 1, 2005. Accordingly, the pro forma adjustment to interest expense reflecting the offerings would have been $344.6 million for 2005, or $86.1 million for the quarter ended December 31, 2005, resulting in pro forma earnings per share from continuing operations of $1.61 for 2005.

(3)	Pro forma adjustment to the provision for income taxes is calculated using the blended statutory rates in effect for the period presented.

(4)

Basic Earnings per Share (“EPS”) is computed by dividing net earnings by the number of shares of common stock issued and outstanding at the date of the separation as if such shares were outstanding for the quarter. Diluted EPS is computed by dividing net earnings by the number of shares issued and outstanding at the date of separation adjusted to give effect to all potentially dilutive common shares weighted for the quarter ended December 31, 2005.

VIACOM INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED

STATEMENTS OF EARNINGS YEAR ENDED DECEMBER 31, 2005

The following pro forma condensed financial information assumes that Viacom’s December 31, 2005 separation from CBS Corporation occurred on January 1, 2005.

	Year Ended December 31, 2005
(in millions, except per share amounts)	Reported	Pro forma Adjustments	Pro forma
Revenues	$9,609.6	$—	$9,609.6
Operating income (1)	2,366.4	131.0	2,497.4
Interest expense, net (2)	(19.1)	(215.4)	(234.5)
Other items, net	(29.0)	—	(29.0)

Earnings from continuing operations	2,318.3	(84.4)	2,233.9
Provision for income taxes (3)	(1,020.0)	69.8	(950.2)
Equity in affiliates	9.4	—	9.4
Minority interest, net of tax	(3.8)	—	(3.8)

Net earnings from continuing operations	$1,303.9	$(14.6)	$1,289.3

Basic Earnings per Share, continuing operations(4):	$1.73		$1.71
Diluted Earnings per Share, continuing operations(4):	$1.73		$1.71

Weighted average number of common shares outstanding(4):
Basic	751.6	—	751.6
Diluted	751.6	1.1	752.7

(1)

Pro forma adjustments eliminate the impact of separation related costs of $163.5 at Corporate, partially offset by pro forma adjustments to reflect overhead costs on a basis consistent with the new structure of the Company. Costs include adjustments to the Filmed Entertainment segment ($12.9 million reduction of selling, general and administrative expenses and increase of depreciation and amortization of $20.9 million) and Corporate ($24.5 million increase in selling, general and administrative expenses).

(2)

Pro forma interest expense is presented as if the $5.40 billion in debt outstanding at December 31, 2005 had been outstanding as of the beginning of the period and is calculated based on the actual rates in effect for the period presented. Pro forma amounts are further adjusted for amortization of deferred financing costs as if such costs were incurred on January 1, 2005. On September 20, 2006, the Company commenced an offer to exchange debt securities registered with the SEC for unregistered debt securities it had issued during 2006. In connection with the offer, the Company calculated the impact of the increased interest expense of the debt securities as if such securities were outstanding as of January 1, 2005. Accordingly, the pro forma adjustment to interest expense reflecting the offerings would have been $344.6 million for 2005, or $86.1 million for the quarter ended December 31, 2005, resulting in pro forma earnings per share from continuing operations of $1.61 for 2005.

(3)	Pro forma adjustment to the provision for income taxes is calculated using the blended statutory rates in effect for the period presented.

(4)

Basic Earnings per Share (“EPS”) is computed by dividing net earnings by the number of shares of common stock issued and outstanding at the date of the separation as if such shares were outstanding for the full year. Diluted EPS is computed by dividing net earnings by the number of shares issued and outstanding at the date of separation adjusted to give effect to all potentially dilutive common shares weighted for the full year-ended December 31, 2005.

VIACOM INC.

SUPPLEMENTAL DISCLOSURES ON NON-GAAP FINANCIAL INFORMATION

The following tables reconcile the Company’s results for 2006 to adjusted results for the periods presented. The Company uses adjusted operating income, adjusted net earnings and adjusted diluted earnings per share among other things, to evaluate the Company’s operating performance and for planning and forecasting of future periods. The Company believes that the segregation of charges related to Corporate management changes, international restructuring actions and discrete tax benefits is relevant and useful information for investors because it allows investors to view performance in a manner similar to the method used by the Company’s management, helps improve their ability to understand the Company’s operating performance and makes it easier to compare the Company’s results with other companies. Since adjusted operating income, adjusted net earnings from continuing operations and adjusted diluted earnings per share are not measures of performance calculated in accordance with GAAP, they should not be considered in isolation of, or as a substitute for operating income, net earnings and diluted earnings per share as indicators of operating performance. Adjusted operating income, adjusted net earnings and adjusted diluted earnings per share as the Company calculates them, may not be comparable to similarly titled measures employed by other companies.

	Year Ended December 31, 2006
(in millions, except per share amounts)		Continuing Operations
	Operating Income	Net Earnings(4)	Diluted Earnings per share
Reported results	$2,771.8	$1,570.3	$2.19
Adjustments:
Corporate senior management charges(1)	73.3	45.5	0.06
International restructuring(2)	14.7	9.1	0.01
Discrete tax benefits(3)	—	(141.8)	(0.19)

Adjusted results	$2,859.8	$1,483.1	$2.07

(1)

Senior management charges include the impact of the resignation of the President and Chief Executive Officer and the Executive Vice President and Chief Financial Officer ($82.7 million), partially offset by an adjustment to the employment agreement of the Executive Chairman of the Board of Directors and Founder ($9.4 million).

(2)	Relates to severance charges incurred in the Media Networks segment as a result of the restructuring of certain international operations in the fourth quarter of 2006.

(3)

During 2006, the Company reached settlements of certain tax positions relating to the 2000-2003 federal and state income tax returns of former Viacom Inc and as a result of the expiration of related statutes of limitations, tax reserves of $141.8 million were released as a component of the provision for income taxes.

(4)	Net earnings from continuing operations include an adjustment for the provision for income taxes calculated using the blended statutory rates in effect for the period presented.

	Quarter Ended December 31, 2006
(in millions, except per share amounts)		Continuing Operations
	Operating Income	Net Earnings(4)	Diluted Earnings per share
Reported results	$829.6	$480.8	$0.69
Adjustments:
Corporate senior management charges(1)	11.3	8.0	0.01
International restructuring(2)	14.7	9.1	0.01
Discrete tax benefits(3)	—	(42.0)	(0.06)

Adjusted results	$855.6	$455.9	$0.65

(1)	Senior management charges reflect the impact of the resignation of the Executive Vice President and Chief Financial Officer.

(2)	Relates to severance charges incurred in the Media Networks segment as a result of the restructuring of certain international operations.

(3)

During 2006, the Company reached settlements of certain tax positions, relating to the 2000-2003 combined federal and state income tax returns of former Viacom Inc. As a result of the expiration of related statute of limitations, tax reserves of $42.0 million were released as a component of the provision for income taxes.

(4)	Net earnings from continuing operations include an adjustment for the provision for income taxes calculated using the blended statutory rates in effect for the period presented.

VIACOM INC.

SUPPLEMENTAL DISCLOSURES ON NON-GAAP FINANCIAL INFORMATION

(continued)

The following tables reconcile the Company’s 2005 pro forma results for the year and quarter ended December 31, 2005 to 2005 adjusted pro forma results. The Company separated from CBS Corporation (formerly Viacom Inc.) on December 31, 2005. In conjunction with the separation, the overhead structures at the Media Networks and Filmed Entertainment segments were rationalized, with severance charges related to these rationalizations having been incurred in 2005. Additionally, decisions were taken in 2005 by Paramount’s new senior leadership to abandon certain development projects begun by former management. As a result of these actions, unusual charges for severance and theatrical inventory write downs have been separately disclosed and noted as adjustments to the pro forma results of the periods presented. The Company believes that the segregation of these unusual items in conjunction with the pro forma adjustments is relevant and useful information for investors because it better allows investors to understand the performance of the business on a consistent basis. Since adjusted pro forma operating income, adjusted pro forma net earnings from continuing operations and adjusted pro forma diluted earnings per share are not measures of performance calculated in accordance with GAAP, they should not be considered in isolation of, or as a substitute for operating income, net earnings and diluted earnings per share as indicators of operating performance. Adjusted pro forma operating income, adjusted pro forma net earnings and adjusted pro forma diluted earnings per share as the Company calculates them, may not be comparable to similarly titled measures employed by other companies.

	Year Ended December 31, 2005
(in millions, except per share amounts)		Continuing Operations
	Operating Income	Net Earnings(3)	Diluted Earnings per share
Pro forma results	$2,497.4	$1,289.3	$1.71
Adjustments:
Severance charges(1)	70.5	42.6	0.06
Theatrical inventory write-downs(2)	31.6	19.1	0.02

Adjusted pro forma results	$2,599.5	$1,351.0	$1.79

(1)	Reflects severance of $47.9 million for the Media Networks segment and $22.6 million for Filmed Entertainment segment.

(2)	Reflects theatrical inventory write-downs in the Filmed Entertainment segment of $31.6 million.

(3)	Net earnings from continuing operations include an adjustment for provision for income taxes calculated using the blended statutory rates in effect for the period presented.

	Quarter Ended December 31, 2005
(in millions, except per share amounts)		Continuing Operations
	Operating Income	Net Earnings(3)	Diluted Earnings per share
Pro forma results	$567.5	$220.0	$0.29
Adjustments:
Severance charges(1)	70.5	42.6	0.06
Theatrical inventory write-downs(2)	31.6	19.1	0.02

Adjusted pro forma results	$669.6	$281.7	$0.37

(1)	Reflects severance of $47.9 million for the Media Networks segment and $22.6 million for Filmed Entertainment segment.

(2)	Reflects theatrical inventory write-downs at Filmed Entertainment segment of $31.6 million.

(3)	Net earnings from continuing operations include an adjustment for provision for income taxes calculated using the blended statutory rates in effect for the period presented.